Exhibit 3.193

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “WEA URBAN LLC”, FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF JULY, A.D. 2004, AT 2:12 O’CLOCK P.M.

	[SEAL]	/s/ Harriet Smith Windsor
		Harriet Smith Windsor, Secretary of State

3835180 8100		AUTHENTICATION:	3260694

040552636		DATE:	07-28-04

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:21 PM 07/28/2004
FILED 02:12 PM 07/28/2004
SRV 040552636 - 3835180 FILE

CERTIFICATE OF FORMATION

OF

WEA URBAN LLC

1.             The name of the limited liability company is “WEA Urban LLC”.

2.             The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of WEA Urban LLC this 28th day of July, 2004.

/s/ Janice Cannon
Janice Cannon
Authorized Person